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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan and Employee Stock Purchase Plan, of our report dated February 23, 2001, with respect to the consolidated financial statements of REMEC, Inc., included in its Annual Report (Form 10-K) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young, LLP

                      ERNST & YOUNG LLP

San Diego, California
August 3, 2001

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS